Exhibit 10.17

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “ Agreement ”) is dated as of February 26, 2010 by and among MEDPRO SAFETY PRODUCTS, INC., a Nevada corporation (the “Company”), and Vision Opportunity Master Fund, Ltd. with its principal offices at 20 West 55th Street, 5th floor New York, NY 10019 (the “Purchaser”).

WHEREAS, the Parties entered into a Note Purchase Agreement on February 8, 2010 whereby the Company issued a note with a principal amount of $500,000 to Vision (the “Prior Note”).

WHEREAS, the Company desires to borrow an additional $350,000 from the Purchaser in accordance with the terms herein and the Purchaser agrees to make such loan.

WHEREAS, the Parties hereby wish to cancel the Prior Note in exchange for the Company issuing a new Note and Warrants.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Purchase and Sale of Securities

Section 1.1          Purchase and Sale of Securities. Upon the following terms and conditions, (a) the Company (the “Issuer”) shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, subject to the representations, warranties, and covenants, a 6% promissory note (the “Note”) in the principal amount of eight hundred and fifty thousand ($850,000.00) on the date of this Agreement (the “Closing”).  The Note shall be substantially in the form attached hereto as Exhibit A.  The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of  the Securities Act of 1933, as amended (the “ Securities Act ”).

Section 1.2          Warrants. Upon the following terms and conditions and for no additional consideration, the Purchaser shall be issued Warrants, in substantially the form attached hereto as Exhibit B (the “ Warrants ”) to purchase two hundred and twelve thousand five hundred (212,500) shares of the Company’s Common Stock.  Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “ Warrant Shares .” The Warrants shall have a five year term after their issuance and shall have an initial exercise price equal to four dollars ($4.00) per share.

Section 1.3          Warrant Shares. The Company has authorized and will reserve and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, as of the date hereof, such number of shares of Common Stock equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants then outstanding. The Notes, the Warrants, and the Warrant Shares are sometimes collectively referred to as the “Securities .”

Section 1.4          Cancellation of Prior Note.  Upon Closing, Vision will deliver to the Company for cancellation the Prior Note.

Section 1.5          Closing. Subject to the terms and conditions hereof, at the Closing the Company shall issue the Note in the principal amount of $850,000 and the Warrant, and the Purchaser shall deliver by wire transfer funds in the amount of $350,000 and the Prior Note, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement (the “ Closing ”). The Notes and Warrants are sold and funded in a single closing pursuant to terms of this Agreement and provided that the Company and the Purchaser execute the signature pages hereto and to each of the other Transaction Documents (as defined in Section 2.1(b) hereof), and thereby agree to be bound by and subject to the terms and conditions hereof and thereof.  The Closing shall take place at the offices of  Vision Opportunity Master Fund, Ltd., 20 West 55th  Street, 5th  Floor, New York, New York 10019, at 10:00 am New York time on the date of this Agreement, or at such other date, time and place as the parties may mutually agree.

ARTICLE II

Representations and Warranties

Section 2.1          Representations and Warranties of the Company.  The Issuer hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows (unless otherwise specifically stated herein this Section 2.1 to the contrary, all references to the Company shall be deemed to refer collectively to the Issuer):

(a)           Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth on Schedule 2.1(a), each of the Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect on the Company’s financial condition.

(b)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement (collectively, the “Transaction Documents”) and to issue and sell the Notes in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and except as set forth on Schedule 2.1(b), no further consent or authorization of the Company or its board of directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Issuance of Securities. The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and when paid for or issued in accordance with the terms hereof, the Notes and Warrants shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Warrant Shares are issued in accordance with the terms of this Agreement, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(d) Commission Documents, Financial Statements. Except as indicated on Schedule 2.1(c) , since December 28, 2007, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Company has complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

 (e)          No Undisclosed Events or Circumstances. No material event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

ARTICLE III

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of each Purchaser and its permitted assignees (as defined herein):

Section 3.1          Securities Compliance. The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes, the Warrants, and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2          Board of Directors. For avoidance of doubt, Vision’s right to nominate a board member as set forth in Section 3.2 of the Note Purchase Agreement dated February 8, 2010 shall remain in full force and effect in spite of the cancellation of the Prior Note.

Section 3.3          Disposition of Assets. So long as any Notes remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for (A) sales to customers in the ordinary course of business; or (B) with the prior written consent of the Purchaser.

Section 3.4          Increase in Liabilities. Unless the Company obtains written consent of the Purchaser, the Company shall not guarantee, create or permit to exist any Indebtedness or Contingent Obligations other than Permitted Indebtedness, until the Note and the interest thereon has been repaid in their entirety.

Section 3.5          Affiliate and Related Party Transactions. Any transactions, including but not limited to loans, leases, agreements, contracts, royalty agreements, management or compensation contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder shall require the consent of the Purchaser.  Purchaser acknowledges and agrees that this section shall not apply to currently ongoing arrangements between the Company and related parties, which have been previously disclosed to Purchaser, such as with respect to air transportation.

Section 3.6          Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon the exercise of the Warrants in the form of Exhibit C attached hereto, with such modifications as the transfer agent may require (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.6 will be given by the Company to its transfer agent and that and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Warrant Shares  may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Warrant Shares  can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.6 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.6, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE IV

Conditions

Section 4.1          Conditions Precedent to the Obligation of the Company to Sell the Notes. The obligation hereunder of the Company to issue and sell the Notes to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(b)          Delivery of Purchase Price. The Purchase Price for the Notes to be issued at the Closing has been delivered to the Company.

(c)           Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchasers to the Company.

(c)           Delivery of Prior Note. The Prior Note has been delivered by the Purchaser to the Company.

Section 4.2          Conditions Precedent to the Obligation of the Purchasers to Purchase the Notes. The obligation hereunder of each Purchaser to acquire and pay for the Notes is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’ s  Representations and warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)          Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           Notes and Warrants. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Notes and Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request).

(d)          Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V

Stock Certificate Legend

Section 5.1          Legend. Each certificate representing the Warrants, and if appropriate, securities issued upon the exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT ”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SECURITIES MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

The Company agrees to reissue certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Warrant Shares  under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1 , the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Warrant Shares  is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Warrant Shares  (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares  is then in effect), the Company shall cause its transfer agent to electronically transmit the Warrant Shares  to a Purchaser by crediting the account of such Purchaser or such Purchaser’s Prime Broker with the Depository Trust Company (“ DTC ”) through its Deposit Withdrawal Agent Commission (“ DWAC ”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

Indemnification

Section 6.1          General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, attorneys, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2          Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “ indemnified party ”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1          Specific Enforcement. The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 7.2          Entire Agreement; Amendment. This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and Purchaser, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of the Notes, as the case may be.

Section 7.3          Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	MedPro Safety Products, Inc. 817 Winchester Road, Suite 200

Lexington, Kentucky 40505 Attention: Chief Executive Officer Tel. No.: 859-225-5375 Fax No.: 859-225-5347

with copies to:	Frost Brown Todd LLC 250 W. Main Street, Suite 2800 | Lexington, KY 40507-1749 Tel. No.: 859.244.7517 Fax No. 859.231.0011 Attn: Paul E. Sullivan

If to any Purchaser:	At the address of such Purchaser set forth above
Attn: Carl Kleidman
Cc: Antti Uusiheimala

 Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other parties hereto.

Section 7.4          Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.5          Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.6          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.7          Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines.  The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York.  The parties irrevocably waive any objections to the personal jurisdiction of these courts.  Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement.  The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. The parties hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury. Nothing in this Section 7.7 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.8           Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.9          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.10        Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.11        Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.12        Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes, and any other Transaction Documents.

Section 7.13         Definitions.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, agreement or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed, whether individually or in aggregate, in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), and (b) all guaranties (including but not limited to security interests), endorsements and other Contingent Obligations (as defined below) in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise impair the ability of the Company to perform any of its obligations under this Agreement in any material respect; provided, however, that any adverse effect that that is caused primarily by conditions generally affecting the U.S. economy shall be deemed not to be a Material Adverse Effect.

“Obligations” shall mean all advances, liabilities and obligations for the payment of monetary amounts owing by Company to the Purchasers arising under this Agreement or the Transaction Documents including without limitation all fees, charges, claims, expenses, attorneys’ fees and any other sum chargeable to the Company under this Agreement or the Transaction Documents.

“Permitted Indebtedness” shall mean (a) the Company’s indebtedness as of the date of this Agreement and Obligations; (b) indebtedness to trade creditors incurred in the ordinary course of business; (c) indebtedness secured by Permitted Liens; (d) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (c) above, provided that, without the express consent of the Purchaser, the principal amount thereof is not increased, the security interest (if applicable) is not expanded and the terms thereof are generally not modified to materially increase the liabilities of the Company or its Subsidiaries; and (e) any additional indebtedness with Purchaser’s prior written approval. Notwithstanding anything above, the Company shall have the right to replace the term loans from the Fifth Third by means of additional debt financing.

“Permitted Liens” are: (a) liens existing on the date of this Agreement or arising under this Agreement; (b) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books; (c) purchase money liens (i) on equipment acquired or held by the Company or its Subsidiaries incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the lien is confined to such equipment and the proceeds of the equipment; (d) liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (a) through (d), but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrant or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrant or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

MEDPRO SAFETY PRODUCTS, INC.

By:	/s/ W. Craig Turner
Name: W. Craig Turner
Title: Chairman and Chief Executive Officer

VISION OPPORTUNITY MASTER FUND, LTD .

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

Schedule A

Closing	Name and Address of the Purchaser	Purchase Price	Notes & Warrants Purchased
Closing	Vision Opportunity Master Fund, Ltd. c/o Vision Capital Advisors, LLC 20 West 55 th Street, 5th floor New York, NY 10019	$350,000	$850,000 principal amount of the Note 212,500 warrants (exercisable at $4.00)

EXHIBIT A
to the
SECURITIES PURCHASE AGREEMENT FOR
MEDPRO SAFETY PRODUCTS, INC.

FORM OF NOTE

EXHIBIT B
to the
SECURITIES PURCHASE AGREEMENT FOR
MEDPRO SAFETY PRODUCTS, INC.

FORM OFWARRANT

EXHIBIT C
to the
SECURITIES PURCHASE AGREEMENT FOR
MEDPRO SAFETY PRODUCTS, INC.

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[ NAME AND ADDRESS OF TRANSFER AGENT ]
Attn: ____________________________

Re:   MEDPRO SAFETY PRODUCTS, INC.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “ Purchase Agreement ”), dated as of February 26, 2010, by and among MEDPRO SAFETY PRODUCTS, INC., a Nevada corporation (the “ Company ”), and the purchasers named therein (collectively, the “ Purchasers ”) pursuant to which the Company is issuing to the Purchaser the Notes and Warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Exercise Notice, (ii) a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “ SEC ”) under the Securities Act of 1933, as amended (the “ 1933 Act ”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Warrant Shares , as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT ”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SECURITIES MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.”

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Warrant Shares in the event a registration statement covering the Warrant Shares  is subject to amendment for events then current.

Please be advised that the Purchaser is relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

MEDPRO SAFETY PRODUCTS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[ TRANSFER AGENT ]

By:
Name:
Title:
Date: